UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2011

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia		31901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2011, Carmike Cinemas, Inc. (the “Corporation”) announced the retirement of Lee Champion, the Corporation’s Senior Vice President, General Counsel and Secretary, effective July 15, 2011 (the “Retirement Date”). On June 1, 2011, the Corporation and Mr. Champion entered into a Retirement Agreement and General Release (the “Retirement Agreement”) that provides for the terms of Mr. Champion’s departure.

Pursuant to the Retirement Agreement, Mr. Champion will receive an aggregate payment of $570,000, comprised of (i) a payment of $142,500 on January 16, 2012 and (ii) payments of $23,750 per month for each of the eighteen consecutive calendar months beginning on February 15, 2012. Further, all of Mr. Champion’s unvested option awards and restricted stock awards will immediately vest as of the Retirement Date. Mr. Champion’s option awards will remain exercisable for a period of 90 days from the Retirement Date, at which time they will expire. Mr. Champion’s outstanding 2011 performance-based restricted stock awards will be forfeited on the Retirement Date.

In addition, for a period of 24 months from the Retirement Date, Mr. Champion will continue to be eligible to purchase substantially the same health, dental and vision care coverage and life insurance coverage as he was provided under the Corporation’s employee benefit plans before his retirement. Mr. Champion will pay the cost of this coverage and the Corporation will reimburse him for the difference between the cost of the coverage and the amount of the premium that an employee of the Corporation would pay for such coverage under the Corporation’s benefits plans.

Mr. Champion has provided the Corporation a general release from any and all claims relating to his employment. In addition, Mr. Champion has agreed, for a period of two years from the Retirement Date, (i) not to hire or solicit certain of the Corporation’s key employees and (ii) not to solicit certain of the Corporation’s suppliers or vendors.

The foregoing description of the Retirement Agreement is a general description only and is qualified in its entirety by reference to the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Retirement Agreement and General Release, dated June 1, 2011, by and between Lee Champion and Carmike Cinemas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: June 1, 2011	By:	/s/ Richard B. Hare
Richard B. Hare
Senior Vice President—Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Retirement Agreement and General Release, dated June 1, 2011, by and between Lee Champion and Carmike Cinemas, Inc.